Exhibit 23.01

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements:

(1)
Registration Statement on Form S-8 (SEC File No. 33-234446) of Freedom Holding Corp.; and
(2)
Registration Statement on Form S-8 (SEC File No. 33-220817) of Freedom Holding Corp.

of our report dated March 26, 2021, with respect to the audited financial statements of “Bank Freedom Finance Kazakhstan” JSC, (formerly known as “Bank Kassa Nova” JSC (SB “Fortebank” JSC)) for the years ended December 31, 2019 and 2018 included in this Current Report on Form 8-K/A of Freedom Holding Corp.

/s/ SFAI Kazakhstan LLP
Almaty, Kazakhstan
April 28, 2021